Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

TODD SHIPYARDS CORPORATION

ARTICLE I

OFFICES AND BUSINESS

Todd Shipyards Corporation (the “Corporation”) shall have offices at such places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require. The business of the Corporation shall be to engage in any and all lawful business for which a Corporation may be incorporated under the provisions of Section 102 of the Delaware General Corporation Law, as amended.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meetings. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”) and stated in the notice of the meeting.

SECTION 2.02. Annual Meetings. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.

SECTION 2.03. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

SECTION 2.04. Special Meetings. Unless otherwise prescribed by statute or by the Corporation’s certificate of incorporation, a special meeting of the stockholders for any purpose may be called by the Chairman of the Board, if one has been appointed, by the President of the Corporation, by the Board or by written order of a majority of the directors, and shall be called by the Chairman of the Board or the President or the Secretary of the Corporation at the request in writing of stockholders owning at least 50% in amount of any class of stock of the Corporation issued and outstanding and entitled to vote.

A request of stockholders shall state the purpose of the proposed meeting. The Board shall fix the time and place for holding the meeting.

SECTION 2.05. Notice of Meeting. Written notice of any meeting of stockholders, stating the time, place and purpose of the meeting, shall be given to each stockholder entitled to vote at the meeting, not less than ten nor more than 60 days before the meeting.

SECTION 2.06. Quorum. The holders of a majority in interest of all the shares entitled to vote on a matter at a meeting of the stockholders, represented by stockholders of record present in person or represented by proxy, shall constitute a quorum at the meeting of the stockholders for the transaction of business except as otherwise provided by statute, the Corporation’s certificate of incorporation or these bylaws.

Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. At such reconvened meeting, any business may be transacted that might have been transacted at the meeting as originally notified. Notwithstanding the other provisions of the Corporation’s certificate of incorporation or these bylaws, the holders of a majority of the shares of capital stock entitled to vote, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn a meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

SECTION 2.07. Proxies and Voting.

(a)	At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. The proxy may not be voted if it is dated more than three years before voting, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.07(a) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, but the copy, facsimile telecommunication or other reproduction must be a complete reproduction of the entire original writing or transmission.

(b)

Unless otherwise required by law, all voting, including the election of directors, may be by a voice vote; if a stockholder entitled to vote or its proxy so demands, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report on the meeting. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

SECTION 2.08. Vote Required. With respect to any matter, the vote of a majority of shares having voting power on that matter and present in person or represented by proxy at a meeting of stockholders at which a quorum is present, shall decide the matter, unless the matter is one upon which a different vote is required by express provision of law, the certificate of incorporation of the Corporation or these bylaws, in which case that express provision shall govern and control. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect, unless otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws.

SECTION 2.09. Consent of Stockholders. Whenever the vote of stockholders at a meeting is required or permitted to be taken for or in connection with any action by applicable law, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote on the action if the meeting were held shall consent in writing to the action being taken; or if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed action shall consent in writing to the action being taken, if prompt notice is given to all stockholders of the taking of the action without a meeting by less than unanimous written consent.

SECTION 2.10. Voting of Stock of Certain Holders. Shares of the Corporation standing in the name of another corporation or other entity, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or analogous document) of the stockholder corporation or other entity may prescribe, or in the absence of a provision, as the Board or analogous managing body of that corporation or other entity may determine. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held in that capacity unless the shares are held in the name of the trustee. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote its shares, unless in the transfer by the pledger on the books of the Corporation, the stockholder has expressly empowered the pledgee to vote those shares, in which case only the pledgee, or the pledgee’s proxy, may represent the stock and vote.

SECTION 2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and those shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.12. Fixing Record Date. To determine the stockholders entitled to notice of or to vote at a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 nor less than ten days before the date of the meeting. To determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which shall not be more than ten days after the date on which the resolution fixing the record date is adopted by the Board. To determine the stockholders entitled to receive payment of a dividend or the distribution or allotment of any rights or the stockholders entitled to exercise rights in respect of a change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted, and which shall be not more than 60 days before the action. The record date shall be determinative, notwithstanding any transfer of stock on the books of the Corporation after the record date is fixed.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. Powers. All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these bylaws, the certificate of incorporation or the Delaware General Corporation Law.

SECTION 3.02. Number and Term. Subject to the provisions of the Corporation’s certificate of incorporation, the number of directors that shall constitute the whole board shall be not less than one director or more than three directors, shall be fixed and determined by the directors from time to time and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. Unless a director dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of the stockholders; provided, however that a directors shall continue to serve until his or her successor is elected or until there is a decrease in the authorized number of directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

SECTION 3.03. Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board for any reason or any new directorship is created by an increase in the authorized number of directors, then a successor to fill the vacancy or newly created directorship may be elected solely by the unanimous vote of 100% of the outstanding shares of common stock. Any director may be removed, with or without cause, by the unanimous vote of 100% of the outstanding shares of common stock.

SECTION 3.04. Regular Meeting. A regular meeting of the Board shall be held each year, without notice other than this Section 3.04, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board shall be held, at such time and place as the Board may provide, by resolution, either within or without the State of Delaware, if notice of the resolution has been given to all directors.

SECTION 3.05. Special Meeting. A special meeting of the Board may be called by the Chairman of the Board, if one has been appointed, or by the President of the Corporation and shall be called by the Secretary of the Corporation on the written request of any director. The Chairman of the Board or President of the Corporation so calling, or the directors so requesting, the meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding the meeting.

SECTION 3.06. Notice of Special Meeting. Written notice of special meetings of the Board shall be given to each director at least 72 hours before the time of the meeting. Any director may waive notice of a special meeting. The attendance of a director at a special meeting shall constitute a waiver of notice of the meeting, unless the director attends the meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of a special meeting, except that notice shall be given of any proposed amendment to these bylaws if it is to be adopted at the special meeting or with respect to any other matter if notice is required by statute.

SECTION 3.07. Quorum and Voting. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the majority act of all the directors present at any meeting at which there is a quorum shall be the act of the Board, unless otherwise specified by statute, by the certificate of incorporation or by these bylaws. If a quorum is present at a meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 3.08. Action Without a Meeting. Unless otherwise restricted by the Corporation’s certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board, or of any committee of the Board as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent to the action is signed by all members of the board or of the committee, as applicable, and the consent is filed with the minutes of proceedings of the board or committee.

SECTION 3.09. Compensation. Unless otherwise restricted by the Corporation’s certificate of incorporation, the Board shall have the authority to fix any compensation of directors.

SECTION 3.10. Telephonic Participation at Meeting. Unless otherwise restricted by the Corporation’s certificate of incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and that participation shall constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 4.01. Designation, Powers and Name. The Board may designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. A committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in the resolution. The Board may designate one or more as alternate members of a committee, who may replace any absent or disqualified member at any meeting of the committee. A committee shall have such name and such limitations of authority as may be determined from time to time by resolution adopted by the Board. No committee shall have the power or authority in reference to amending the Corporation’s certificate of incorporation (except as provided by applicable law), adopting an agreement of merger or consolidation of the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders the dissolution of the Corporation or revocation of a dissolution, amending the bylaws of the Corporation, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger of the Corporation and any subsidiary.

SECTION 4.02. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board when required.

SECTION 4.03. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

ARTICLE V

NOTICES

SECTION 5.01. Methods of Giving Notice. If a provision of applicable law, the Corporation’s certificate of incorporation or these bylaws requires notice to be given to any director or member of any committee, the notice must be in writing and may be delivered personally, mailed to the director or member or made by facsimile or other form of electronic transmission. If a provision of applicable law, the Corporation’s certificate of incorporation or these bylaws requires notice to be given to any stockholder, the notice must be in writing and delivered personally or mailed to the stockholder. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or a member of a committee, to the director at his business address. If sent by facsimile or other form of electronic transmission, notice to a director or member of a committee shall be deemed to be given when the facsimile or other form of electronic transmission, so addressed, is actually received by the director or member.

SECTION 5.02. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law, the Corporation’s certificate of incorporation or these bylaws, a written waiver of notice, signed by the person entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to appropriate notice having been given and received.

ARTICLE VI

OFFICERS

SECTION 6.01. Officers. The officers of the Corporation shall be a President and a Secretary and may be one or more Vice Presidents (any one or more of which may be designated Executive Vice President or Senior Vice President), a Treasurer, and a Chairman of the Board. The Board may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Except for the offices of Chairman of the Board and President, which shall not be held by the same individual, any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if the instrument is required to be executed, acknowledged, verified or countersigned by two or more officers. No officer need be a director or stockholder of the Corporation.

SECTION 6.02. Appointment and Terms of Office. The officers of the Corporation shall be elected annually by the Board at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have been qualified or until his death or the effective date of his resignation or removal.

SECTION 6.03. Removal and Resignation. Any officer elected or appointed by the Board may be removed without cause by the Board whenever, in its judgment, the removal is in the best interests of the Corporation, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. A resignation shall be effective on the date of the receipt of the notice or at any later time specified in the notice. Unless otherwise specified in the notice, the acceptance of an officer’s resignation shall not be necessary to make it effective.

SECTION 6.04. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board for the unexpired portion of the term, subject to the provisions of Section 6.01.

SECTION 6.05. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board or pursuant to its direction. No officer shall be prevented from receiving a salary by reason of his also being a director.

SECTION 6.06. President. The President shall, subject to the control of the Board, be the chief executive officer of the Corporation and shall generally supervise and control the business and affairs of the Corporation. In the absence of a Chairman of the Board, the President shall preside at meetings of the Board and of the stockholders. He or she shall have the power to appoint and remove subordinate agents and employees, except those elected or appointed by the Board. The President shall keep the Board fully informed and shall consult the directors concerning the business of the Corporation. He or she or she may sign with the Secretary or any other officer of the Corporation authorized by the Board, certificates representing shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments that the Board has authorized to be executed, unless the signing and execution of an instrument has been expressly delegated to another officer or agent of the Corporation or shall be required by law to be otherwise executed. In the absence of a determination by the Board regarding the voting of any shares of stock of another Corporation standing in the name of the Corporation, the President, together with the Chairman of the Board, if one has been appointed, shall vote, or give a proxy to any other officer of the Corporation to vote, those shares of stock. In general he or she shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders or the Board from time to time. If the President is not also a director of the Corporation, he or she will attend meetings of the Corporation’s Board, except for instances in which his compensation or performance is being reviewed or acted upon. The President shall present for approval by the Corporation’s Board compensation policies and programs, including without limitation base salary, benefits, incentive compensation and perquisites, and other matters regarding the Corporation’s personnel. The President shall report directly to the Board.

SECTION 6.07. Chairman of the Board. The Board in its discretion may elect a chair from amongst its members to serve as the Chairman of the Board. The Chairman of the Board shall, when present, shall preside at all meetings of the Board and of the stockholders of the Corporation. In the Chairman of the Board’s absence, his duties shall be attended to by the President. The Chairman of the Board shall formulate and submit to the Board matters of general policy for the Corporation. In the absence of a determination by the Board regarding the voting of any shares of stock of another corporation in the name of the Corporation, the Chairman of the Board, together with the President, shall vote, or give a proxy to any other officer of the Corporation to vote, those shares of stock. In general, he or she shall perform all other duties normally incident to the office of chairman and such other duties as may be prescribed by the stockholders or the Board from time to time. The Chairman of the Board shall report directly to the Board.

SECTION 6.08. Vice Presidents. Each Vice President (if one or more is appointed by the Board) shall, in the absence of the President, perform the duties and exercise the powers of the President. Each Vice President may sign, with the Secretary or Assistant Secretary, certificates representing shares of the Corporation. Each Vice President shall perform such other duties as from time to time may be prescribed by the Board or the President.

SECTION 6.09. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile of the seal is affixed to all certificates representing shares before their issuance and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder, which shall be furnished by the stockholder; (e) sign with the President, or a Vice President, certificates representing shares of the Corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, if one has been appointed, the President or the Board.

SECTION 6.10. Treasurer. If required by the Board, the Treasurer (if one is appointed by the Board) shall give a bond for the faithful discharge of his duties in such sum and with such surety as the Board shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation, and deposit all moneys received in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, the Chairman of the Board, if one has been appointed, or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

SECTION 6.11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, as applicable, or by the Chairman of the Board, if one has been appointed, the President or the Board. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, as applicable, perform all functions and duties that the absent officer may delegate, but that delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates representing shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board. The Assistant Treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.01. Contracts. The Board may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances.

SECTION 7.02. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board.

SECTION 7.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.01. Issuance. Shares may be in certificated or uncertificated form as determined by the Board. Any certificate shall be in such form as may be determined by the Board, issued in numerical order, entered in the books of the Corporation as they are issued, exhibit the holder’s name and number of shares and signed by the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (a) by a transfer agent other than the Corporation or any employee of the Corporation or (b) by a registrar other than the Corporation or any employee of the Corporation, any other signature on the certificate may be a facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series and the qualifications, limitations or restrictions of the preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent the stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of a stock certificate, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series and the qualifications, limitations or restrictions of the preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate, a substitute certificate may be issued on such terms and with such indemnity, if any, to the Corporation as the Board may prescribe. Certificates representing fractional shares of stock shall not be issued.

SECTION 8.02. Lost Certificates. The Board may direct a new certificate to be issued in place of any previously issued certificate alleged to have been lost, stolen or destroyed, on the making of an affidavit of that fact by the person making the allegation. When authorizing the issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of the lost, stolen or destroyed certificate, or his or its legal representative, to advertise the loss in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or both.

SECTION 8.03. Transfers. On surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled to it, cancel the old certificate and record the transaction on the Corporation’s books. Transfers of shares shall be made only on the books of the Corporation by the registered holder of the shares, or by his or its attorney authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

SECTION 8.04. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice to the contrary, except as otherwise provided by law.

ARTICLE IX

DIVIDENDS

SECTION 9.01. Declaration. Dividends on the capital stock of the Corporation may be declared by the Board at any meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of applicable law.

SECTION 9.02. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum as the Board from time to time, in their discretion, think proper as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property of the Corporation or for such other purpose as the Board shall determine to be in the best interest of the Corporation, and the Board may modify or abolish any reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the Corporation or any predecessor of the Corporation or (b) as a director or officer of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the Delaware General Corporation Law and any other applicable law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in the next paragraph of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof initiated by such person only if the initiation of such action suit or proceeding or part thereof was authorized by the Board). Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it is should be determined ultimately that such director or officer is not entitled to be indemnified under this Article X or otherwise.

Any indemnification or advancement of expenses required under this Article X shall be made promptly and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this Article X is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Article X shall be enforceable by the person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation, it shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article X where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Counsel Law, nor the fact that there has been an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights (whether supplementary or in addition to or inconsistent with those provided in this Article X) to which those seeking indemnification or advancement of expenses or contribution may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall incur to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the’ provisions of this Article X shall not affect any obligations of the Corporation or any rights regarding the indemnification advancement of expenses of a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article X shall not affect any obligations of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, : officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article X, the Delaware General Corporation Law or otherwise.

If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation or any predecessor of the Corporation as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation, to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated, by the Delaware General Corporation Law or by any other applicable law.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Seal. The name of the Corporation shall be inscribed on the Corporation’s seal. The seal may be used by causing it or a facsimile of it to be impressed, affixed or otherwise reproduced. Unless otherwise required by law or by the specific provisions of an instrument, no instrument otherwise properly executed and delivered by the Corporation shall be deemed ineffective by virtue of the fact that its seal has not been impressed, affixed or otherwise reproduced on the instrument.

SECTION 11.02. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

ARTICLE XII

AMENDMENT

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the board, except that the board may not repeal or amend any bylaw that the stockholders have expressly provided, in amending or repealing such bylaw, may not be amended or repealed by the board. The stockholders may also alter, amend and repeal these bylaws or adopt new bylaws. All bylaws made by the board may be amended, repealed, altered or modified by the stockholders.